Exhibit 10.1

RBB BANCORP

AWARD AGREEMENT FOR EMPLOYEES – RESTRICTED STOCK UNITS

UNDER THE 2017 OMNIBUS STOCK INCENTIVE PLAN

THIS AWARD AGREEMENT FOR EMPLOYEES – RESTRICTED STOCK UNITS (this “Agreement”), dated as of [insert date], is between RBB Bancorp, a California corporation (the “Company”), and the individual identified on the signature page hereof (the “Participant”).

BACKGROUND

A. The Participant is currently an employee of the Company or one of its Subsidiaries.

B. The Company desires to (i) provide the Participant with an incentive to remain in the employ of the Company or one of its Subsidiaries, and (ii) increase the Participant’s interest in the success of the Company by granting restricted stock units (the “Restricted Stock Units”) to the Participant.

C. The grant of the Restricted Stock Units is (i) made pursuant to the RBB Bancorp Amended and Restated 2017 Omnibus Stock Incentive Plan (the “Plan”), (ii) made subject to the terms and conditions of this Agreement, and (iii) not employment compensation nor an employment right and is made in the discretion of the Company’s Board.

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

1. Definitions; Incorporation of Plan Terms. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan. Section 23 of this Agreement contains definitions of certain terms used in this Agreement. This Agreement and the Restricted Stock Units shall be subject to the Plan. The terms of the Plan are incorporated into this Agreement by reference. If there is a conflict or an inconsistency between the Plan and this Agreement, the Plan shall govern. The Participant hereby acknowledges receipt of a copy of the Plan. This Agreement (and not any employment agreement, any similar agreement or the Plan) shall govern the treatment of the Restricted Stock Units upon termination of the Participant’s employment.

2. Grant of Restricted Stock Units.

(a) Subject to the provisions of this Agreement and pursuant to the provisions of the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units specified on the signature page of this Agreement. The Company shall credit to a bookkeeping account (the “Account”) maintained by the Company, or a third party on behalf of the Company, for the Participant’s benefit the Restricted Stock Units, each of which shall be deemed to be the equivalent of one share of the Company’s common stock, no par value per share (each, a “Share”).

(b) If and whenever any cash dividends are declared on the Shares, such dividends shall accrue for the benefit of the Participant and will be paid in cash upon the vesting of the Restricted Stock Units to which such dividends relate (with payment to be made within thirty (30) days after such vesting). To the extent any Restricted Stock Units are forfeited, the accrued dividends are also forfeited.

(c) If and whenever the Company declares and pays a dividend or distribution on the Shares in the form of additional shares, or there occurs a forward split of Shares, then a number of additional Restricted Stock Units shall be credited to the Account as of the payment date for such dividend or distribution or forward split equal to (i) the total number of Restricted Stock Units credited to the Account on the record date for such dividend or distribution or split (other than previously settled or forfeited Restricted Stock Units), multiplied by (ii) the number of additional Shares actually paid as a dividend or distribution or issued in such split in respect of each outstanding Share. The additional Restricted Stock Units shall be or become vested to the same extent as the Restricted Stock Units that resulted in the crediting of such additional Restricted Stock Units.

3. Terms and Conditions. All of the Restricted Stock Units shall initially be unvested.

(a) Vesting. _____________ percent (__%) of the Restricted Stock Units (rounded up to the nearest whole number) shall vest on the first anniversary of the date of this Agreement and on each of the next_________ successive anniversary date(s) thereof unless previously vested or forfeited in accordance with the Plan or this Agreement (the “Normal Vesting Schedule”).

(i) Any Restricted Stock Units that fail to vest because the employment condition set forth in Section 3(c) is not satisfied shall be forfeited, subject to the special provisions set forth in subsections (ii) and (iii) of this Section 3(a).

(ii) If the Participant’s employment terminates due to death or is terminated by the Company or any of its Subsidiaries due to Permanent Disability (as defined in Section 23), Restricted Stock Units not previously vested shall immediately become vested. This Section 3(a)(ii) is intended to provide for vesting and settlement of the Restricted Stock Units only on an “involuntary separation from service” within the meaning of the Treasury Regulations under Code Section 409A and shall be interpreted and applied accordingly (and any provision of this Section 3(a)(ii) that would cause any portion of this Section 3(a)(ii) not to provide for vesting and settlement of the Restricted Stock Units under this Section 3(a)(ii) only on such an “involuntary separation from service” shall be automatically deleted and null and void ab initio).

(iii) If on or within two years after a Change in Control (as defined in Section 23), the Participant terminates employment for Good Reason (as defined in Section 23) or is terminated by the Company or any of its Subsidiaries (or their respective successor) without Cause (as defined in Section 23), Restricted Stock Units not previously vested shall immediately become vested.

(b) Restrictions on Transfer. No transfer of the Restricted Stock Units or any of the Participant’s rights with respect to the Restricted Stock Units, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted (other than transfers by will or the laws of descent and distribution upon the death of the Participant). Unless the Company’s Board, or designated Board Committee, determines otherwise, upon any attempt to transfer any Restricted Stock Units or any rights in respect of the Restricted Stock Units (except as specifically provided in the immediately preceding sentence as the result of the death of the Participant), such Restricted Stock Unit, and all of the rights related to such Restricted Stock Unit, shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind.

(c) Forfeiture. Upon termination of the Participant’s employment with the Company and its Subsidiaries for any reason other than as provided in Sections 3(a)(ii) or 3(a)(iii), the Participant shall forfeit any and all Restricted Stock Units which have not vested as of the date of such termination and such Restricted Stock Units shall revert to the Company without consideration of any kind.

(d)          Change in Control. A Change in Control shall not, by itself, result in the vesting or acceleration in settlement of any of the Restricted Stock Units. In the event of a Change in Control, the Board may (but is not obligated to), without the consent of the Participant or any other person or entity, (i) cause the Restricted Stock Units to be assumed and continued by the Company, the acquiring company or any affiliate or successor of the Company or the acquiring company (with such equitable adjustments as the Board deems appropriate to reflect the Change in Control and such assumption and continuation) or (ii) cause the Restricted Stock Units to be cancelled and replaced by the acquiring company or one of its affiliates with a replacement award that preserves the economic value of the Restricted Stock Units as of the closing of the Change of Control; provided that (A) the value of any replacement award (and the ultimate payout thereof) may increase or decrease after the issuance thereof based on the value of the issuing company or one of its affiliates, (B) either (x) as of the Change in Control, the securities to be received upon settlement of the Restricted Stock Units or such replacement award are publicly traded on a national securities exchange in the United States of America or (y) the Restricted Stock Units or such replacement award will be settled in cash following such Change in Control) and (C) any such assumption, continuation or replacement must be done in a manner that results in the Restricted Stock Units or replacement award being exempt from IRS Code Section 409A and not violating IRS Code Section 409A. Notwithstanding the foregoing, if the acquiring company or one of its affiliates will not agree to the assumption, continuation or replacement of the Restricted Stock Units in accordance with the terms of this Section 3(d), then the Restricted Stock Units (to the extent outstanding and unvested as of immediately prior to the Change in Control) shall become fully vested effective as of immediately prior to the Change in Control.

(e)         Settlement. Restricted Stock Units not previously forfeited shall be settled on, or within fifteen (15) days after, the date on which the Restricted Stock Unit becomes vested, with settlement to be made by delivery of one share of common stock for each vested Restricted Stock Unit being settled.

4. Confidentiality; Specific Performance.

(a) The Participant agrees with the Company that the Participant will not at any time, except in performance of the Participant’s obligations to the Company hereunder or with the prior written consent of the Company, directly or indirectly, reveal to any person, entity, or other organization (other than the Company, or its employees, officers, directors, stockholders, or agents) or use for the Participant’s own benefit any information deemed to be confidential by the Company or any of its Affiliates (as defined in Section 23) (“Confidential Information”) relating to the assets, liabilities, employees, goodwill, business, or affairs of the Company or any of its Affiliates, including, without limitation, any information concerning past, present, or prospective customers, manufacturing processes, marketing, operating, or financial data, or other confidential information used by, or useful to, the Company or any of its Affiliates and known (whether or not known with the knowledge and permission of the Company or any of its Affiliates and whether or not at any time prior to the Date of Grant developed, devised, or otherwise created in whole or in part by the efforts of the Participant) to the Participant by reason of the Participant’s employment with, equity holdings in, or other association with the Company or any of its Affiliates. The Participant further agrees that the Participant will retain all copies and extracts of any written Confidential Information acquired or developed by the Participant during any such employment, equity holding, or association in trust for the sole benefit of the Company, its Affiliates, and their successors and assigns. The Participant further agrees that the Participant will not, without the prior written consent of the Company, remove or take from the Company’s or any of its Affiliate’s premises (or if previously removed or taken, the Participant will promptly return) any written Confidential Information or any copies or extracts thereof. Upon the request and at the expense of the Company, the Participant shall promptly make all disclosures, execute all instruments and papers, and perform all acts reasonably necessary to vest and confirm in the Company and its Affiliates, fully and completely, all rights created or contemplated by this Section 4. The term “Confidential Information” shall not include information that is or becomes generally available to the public other than as a result of a disclosure by, or at the direction of, the Participant.

(b) The Participant agrees that upon termination of the Participant’s employment with the Company or any Subsidiary for any reason, the Participant will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way evidencing (in whole or in part) Confidential Information relating to the business of the Company and its Subsidiaries and Affiliates. The Participant further agrees that the Participant will not retain or use for the Participant’s account at any time any trade names, trademark, or other proprietary business designation used or owned in connection with the business of the Company or its Subsidiaries or Affiliates.

(c) The Participant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Section 4, would be inadequate and, in recognition of this fact, the Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available.

5. Taxes.

(a) Such Participant that is an employee shall pay to the Company or a designated Subsidiary, promptly upon request, and in any event at the time the Participant recognizes taxable income with respect to the Restricted Stock Units, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock Units. The Participant may satisfy the foregoing requirement by making a payment to the Company in cash or by having the Company withhold a number of Shares in which the Participant would otherwise become vested under this Agreement, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their fair market value on the date as of which the amount of tax to be withheld is determined.

(b) The Participant acknowledges that the tax laws and regulations applicable to the Restricted Stock Units and the disposition of the shares following the settlement of Restricted Stock Units are complex and subject to change.

6. Securities Laws Requirements. The Company shall not be obligated to transfer any shares following the settlement of Restricted Stock Units to the Participant free of a restrictive legend if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the “Securities Act”) (or any other federal or state statutes having similar requirements as may be in effect at that time).

7. No Obligation to Register. The Company shall be under no obligation to register any shares as a result of the settlement of the Restricted Stock Units pursuant to the Securities Act or any other federal or state securities laws.

8. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), the Participant shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any of the shares resulting from the settlement of the Restricted Stock Units without the prior written consent of the Company or its underwriters.

9. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Stock Units by any holder thereof in violation of the provisions of this Agreement or the Articles of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any shares resulting from the settlement of Restricted Stock Units on its books nor will any of such shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce such provisions.

10. Rights as a Stockholder. The Participant shall not possess the right to vote the shares underlying the Restricted Stock Units until the Restricted Stock Units have settled in accordance with the provisions of this Agreement and the Plan.

11. Survival of Terms. This Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors. The terms of Sections 4, 5 and 6 shall expressly survive the forfeiture of the Restricted Stock Units and this Agreement.

12. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to the Participant’s attention at the mailing address set forth at the foot of this Agreement (or to such other address as the Participant shall have specified to the Company in writing) and, if to the Company, to the Company’s office at 7025 Orangethorpe Avenue, Buena park, CA 90621, Attention: Chief Financial Officer (or to such other address as the Company shall have specified to the Participant in writing). All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

13. Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

14. Authority of the Administrator. The Plan administrator, which is the Company’s Board, or designated Board Committee, shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Plan administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

15. Representations. The Participant has reviewed with his own tax advisors the applicable tax (U.S., foreign, state, and local) consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that he (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

16. Investment Representation. The Participant hereby represents and warrants to the Company that the Participant, by reason of the Participant’s business or financial experience (or the business or financial experience of the Participant’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Participant’s own interests in connection with the transactions contemplated under this Agreement.

17. Entire Agreement; Governing Law. This Agreement and the Plan and the other related agreements expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

18. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provision or provisions in any other jurisdiction.

19. Amendments; Construction. The Plan administrator may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Participant hereunder without his or her consent. Notwithstanding the foregoing, the Board may take any of the actions set forth in Section 3(d) without the consent of the Participant or any other person or entity. To the extent the terms of Section 4 above conflict with any prior agreement between the parties related to such subject matter, the terms of Section 4 shall supersede such conflicting terms and control.

20. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all the terms and conditions of the Plan and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan administrator upon any questions arising under this Agreement or the Plan.

21. Miscellaneous.

(a) No Rights to Grants or Continued Employment. The Participant acknowledges that the award granted under this Agreement is not employment compensation nor is it an employment right, and is being granted at the sole discretion of the Company’s Board, or designated Board Committee. The Participant shall not have any claim or right to receive grants of Awards under the Plan. Neither the Plan or this Agreement, nor any action taken or omitted to be taken hereunder or thereunder, shall be deemed to create or confer on the Participant any right to be retained as an employee of the Company or any Subsidiary or other Affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Affiliate or Subsidiary thereof to terminate the employment of the Participant at any time.

(b) No Restriction on Right of Company to Effect Corporate Changes. Neither the Plan nor this Agreement shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred, or prior preference stocks whose rights are superior to or affect the Company’s common stock or the rights thereof or which are convertible into or exchangeable for the Company’s common stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

(c) Assignment. The Company shall have the right to assign any of its rights and to delegate any of its duties under this Agreement to any of its Affiliates.

(d) Certain Sections of the Plan. Sections 16 and 21 of the Plan do not apply to this Agreement or the Restricted Stock Units.

22. Code Section 409A. This Agreement and the Restricted Stock Units are intended to be exempt from Code Section 409A as a short-term deferral or otherwise, and this Agreement and the Restricted Stock Units shall be construed and interpreted accordingly. Notwithstanding the foregoing or anything in this Agreement to the contrary: (x) to the extent required by Code Section 409A, settlement of the Restricted Stock Units as the result of the Participant’s termination of employment shall not occur until the Participant has incurred a “separation from service” within the meaning of Treas. Reg. § 1.409A-1(h) or any successor thereto and (y) if Participant is a “specified employee” (within the meaning of Code Section 409A) at the time of the Participant’s “separation from service” (within the meaning of Code Section 409A), then to the extent required by Code Section 409A, any payment or the provision of any benefit under this Agreement that otherwise would have been provided within six (6) months after Participant’s “separation from service” (within the meaning of Code Section 409A) shall not be made or provided until (i) the ten (10) day period immediately after the expiration of the six (6) month and one (1) day period measured from the date of the Participant’s “separation from service” (within the meaning of Code Section 409A)), or (ii) if earlier than clause (i), the fifteen (15) day period immediately after the date of the Participant’s death, with any remaining payments and benefits due under this Agreement to be paid or provided in accordance with the normal payment dates specified for them herein. Notwithstanding the foregoing or anything contained in the Plan or this Agreement to the contrary, in no event shall the Company, any of its Subsidiaries, the Board, or any member of the Board. have any liability or obligation to the Participant or to any other person or entity in the event that any of this Agreement, the Plan, any of the Restricted Stock Units or the vesting or settlement of any of the Restricted Stock Units do not comply with, or are not exempt from, Code Section 409A.

Section 23. Definitions. The following terms used in this Agreement have the meanings set forth below (in the event that, prior to the Date of Grant, that Participant was issued restricted stock units under the Plan pursuant to an award agreement that uses capitalized terms for any of “Affiliate,” “Cause,” “Change in Control,” “Good Reason” or “Permanent Disability,” but any such term is not defined (by cross reference or otherwise) in such award agreement, then the definitions set forth below in this Section 23 also shall apply to such award agreement):

(a) “Affiliate” means any entity Controlling, Controlled by, or under common Control with, the Company. For this purpose, “Control” (and its correlative terms “Controlling” and “Controlled”) means the possession, directly or indirectly, of the power to direct the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

(b) “Cause” has the same meaning as “cause” or “for cause” set forth in the Participant’s employment agreement, consulting agreement or similar agreement with the Company or any of its Subsidiaries, or if no such agreement that includes such a definition exists, then “Cause” shall mean that the Participant (i) engages in misconduct or is negligent in the performance of the Participant’s material duties to the Company or any of its Subsidiaries; (ii) is convicted of or pleads guilty or nolo contendere to any felony, or is convicted of or pleads guilty or nolo contendere to any misdemeanor involving moral turpitude; (iii) is required to be removed or replaced by the Company or any of its Subsidiaries by formal order or formal or informal instruction, including a requested consent order or agreement, from the California Department of Financial Protection & Innovation (“DFPI”) or Federal Deposit Insurance Corporation (“FDIC”) or any other regulatory authority having jurisdiction; (iv) has failed to perform or habitually neglected the Participant’s duties; (v) has failed to follow any valid and legal written policy of the Board, any resolutions of the Board adopted at a duly called meeting or any instructions from the Board or the Participant’s supervisor,; (vi) has engaged in dishonesty, illegal conduct or gross misconduct; (vii) has committed a willful unauthorized disclosure of Confidential Information, (viii) has breached any obligation under any written agreement between the Participant and the Company or any of its Subsidiaries (including, without limitation, an employment agreement, consulting agreement, this Agreement or any other Award Agreement); or (ix) has failed to comply with the Company's or any of its Subsidiaries’ written policies or rules, as they may be in effect from time to time (but only if such failure under this clause (ix) causes material harm to the Company or any of its Subsidiaries).

(c)         “Change in Control” means the occurrence of any of the following events:

(i)  any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or “persons” acting as a group (other than the Company; any Subsidiary of the Company; any employee benefit plan of the Company or any Subsidiary of the Company; or any entity in which the stockholders of the Company immediately before such transaction are, immediately after such transaction, the “beneficial owners” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of such entity) becomes the “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, whether by merger, acquisition (including directly from the Company) or otherwise, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(ii) the stockholders of the Company approve a plan of complete liquidation of the Company; or

(iii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or “persons” acting as a group (other than the Company; any Subsidiary of the Company; any employee benefit plan of the Company or any Subsidiary of the Company; or any entity in which the stockholders of the Company immediately before such transaction are, immediately after such transaction, the “beneficial owners” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of such entity) acquires all or substantially all (which for this purpose, shall not be less than 85%) of the assets of the Company and its Subsidiaries (determined on a consolidated basis).

(c) “Good Reason” means (i) a material breach by the Company or any of its Subsidiaries (or any of their respective successors) of its obligations under the Participant’s employment agreement with such entity, (ii) a material reduction in the Participant’s status, position or responsibilities, or the assignment to the Participant of any significant duties which are inconsistent with the Participant’s status, title or position, (iii) a reduction by more than five percent (5%) by the Company or any of its Subsidiaries (or any of their respective successors) in the Participant’s base annual salary or annual target bonus opportunity amount, or (iv) changing the Participant’s primary office location in a manner that materially increases the Participant’s daily commute from that in effect as of immediately prior to the Change in Control. The Participant cannot terminate the Participant’s employment for Good Reason unless (i) the Participant has provided written notice to the Company (or its successor) of the existence of the circumstances providing grounds for termination for Good Reason within thirty (30) days after the initial existence or occurrence of such grounds, (ii) the Company (or its successor) has not cured such circumstances within thirty (30) days from the date on which such notice is provided to the Company (or its successor) and (iii) the Participant resigns the Participant’s employment with the Company and its Subsidiaries (or their respective successors) within thirty (30) days after the earlier of (x) the expiration of the cure period described in the immediately preceding clause (ii) if such circumstances have not been cured during such thirty (30) day cure period and (y) the date that the Company (or its successor) provides written notice to the Participant that it will not cure such circumstances. This definition of Good Reason is intended to constitute an “involuntary separation from service” within the meaning of the Treasury Regulations under Code Section 409A and shall be interpreted and applied accordingly (and any provision of this definition that would cause this definition of Good Reason not to constitute such an “involuntary separation from service” shall be automatically deleted and null and void ab initio).

(d) “Permanent Disability” means that the Participant is unable to perform the essential functions of the Participant’s duties and responsibilities to the Company and its Subsidiaries for a period of ninety (90) consecutive days or for one-hundred and eighty (180) days (whether or not consecutive) during any period of three-hundred and sixty-five (365) consecutive days, in any case, by reason of any medically determinable physical or mental impairment.

THIS AGREEMENT SHALL BE NULL AND VOID AND UNENFORCEABLE BY THE PARTICIPANT UNLESS SIGNED AND DELIVERED TO THE COMPANY NOT LATER THAN THIRTY (30) DAYS SUBSEQUENT TO THE DATE OF GRANT SET FORTH BELOW.

BY SIGNING THIS AGREEMENT, THE PARTICIPANT IS HEREBY CONSENTING TO THE PROCESSING AND TRANSFER OF THE PARTICIPANT’S PERSONAL DATA BY THE COMPANY TO THE EXTENT NECESSARY TO ADMINISTER AND PROCESS THE AWARD GRANTED UNDER THIS AGREEMENT.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement, both as of the day and year first above written.

RBB Bancorp

By:
Name:	Christina Kao
Title:	Chair of the Board of Directors

PARTICIPANT ____________________ [Name]

Name:
Address:

Date of Grant: [insert date]

Number of Restricted Stock Units: [insert number of RSUs]